UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 13, 2007

WINTHROP RESIDENTIAL ASSOCIATES I, LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Maryland	0-10272	04-2720493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Brattle Street, 4th Floor

Cambridge, MA 02138

(Address of principal executive offices) (Zip Code)

(617) 871-1330

(Registrant's telephone number, including area code)

7 Bulfinch Place, Suite 500

Boston, MA 02114

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement.

On February 13, 2007, the Registrant entered into a Purchase Agreement with Beacon Communities Development LLC ("Beacon"), an unaffiliated third party, pursuant to which it sold to Beacon its fifty percent (50%) limited partnership interest in Lynndale Apartments, Ltd. (its only asset at the time of such sale). The net proceeds from the sale are expected to be $100,000. As a result, the Registrant has now liquidated all its assets and intends to wind up its operations and terminate its affairs. At this point, the Registrant is not able to predict if it will be in a position to make any liquidating distributions to its limited partners given its outstanding obligations and the expected costs associated with winding up its affairs. The Registrant believes that any such distributions would be minimal and would be made later this year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 15, 2007

Winthrop Residential Associates I, Limited Partnership
By:	ONE WINTHROP PROPERTIES LLC Managing General Partner
	By:	ERI/WIN GP LLC Member
		By:	/s/ Eggert Dagbjartsson
Eggert Dagbjartsson Chief Executive Officer